Exhibit 21
Pentair, Inc. and subsidiaries as of December 31, 2007.

Jurisdiction of
Name of Company	Incorporation	Segment
Alberta Electronic Company Limited	Hong Kong	Technical Products
Aplex Industries, Inc.	United States	Water
Apno S.A. de C.V.	Mexico	Other
Aspen Motion Technologies, Inc.	United States	Technical Products
Axholme Resources Limited	United Kingdom	Water
Beijing Pentair Water Jieming Co., Ltd. [1]	P.R.C.	Water
Calmark Europe Limited	Ireland	Technical Products
Century Mfg. Co.	United States	Other
Chansuba Pumps Private Ltd. [2]	India	Water
Davies Pumps & Co. Limited	New Zealand	Water
Dongguan Jieming Tianyuan Water Purifying Equipment Co., Ltd.[1]	P.R.C.	Water
Electronic Enclosures, Inc.	United States	Technical Products
Epps Limited	Mauritius	Water
EuroPentair GmbH	Germany	Other
Everpure Sub Limited (UK)	United Kingdom	Water
Everpure (UK) Limited (UK)	United Kingdom	Water
Everpure Japan, Inc.	Japan	Water
Everpure, LLC	United States	Water
FARADYNE Motors (Suzhou) Co., Ltd [3]	P.R.C.	Water
FARADYNE Motors LLC [3]	United States	Water
Fibredyne, LLC	United States	Water
Fleck Controls, Inc.	United States	Water
Hoffman Enclosures (Mex), LLC	United States	Technical Products
Hoffman Enclosures Inc.	United States	Technical Products
Hoffman Engineering S. de R.L. de C.V.	Mexico	Technical Products
Hoffman Schroff Pte. Ltd.	Singapore	Technical Products
Hypro, EU Limited	United Kingdom	Water
Hypro, LLC	United States	Water
Inversiones Sta-Rite Chile Limitada	Chile	Water
Jieming Shine Trading Co., Ltd.[1]	P.R.C.	Water
Jung Pumpen CZ	Czech Republic	Water
Jung Pumpen France SARL	France	Water
Jung Pumpen GmbH	Germany	Water
Jung Pumpen Handelsgesellschaft mbH	Germany	Water
Jung Pumpen Hungary Kft.	Hungary	Water
Jung Pumpen Polska Sp.z.o.o.	Poland	Water
Jung Pumpen s.r.o.	Slovakia	Water
Lincoln Automotive Company	United States	Other
McLean Midwest Corporation	United States	Technical Products
McNeil (Ohio) Corporation	United States	Other
Moraine Properties, LLC	United States	Other
National Pool Tile Group, Inc.	United States	Water
Nocchi Pompes Europe S.a.r.l.	France	Water
Onga (NZ) Limited	New Zealand	Water
Onga Pump Shop Pty. Ltd.	Australia	Water
Optima Enclosures Limited	United Kingdom	Technical Products
Pentair Acu-Trol, LLC	United States	Water
Pentair Asia Holdings SARL	Luxembourg	Other
Pentair Asia PTE Ltd.	Singapore	Other

Jurisdiction of
Name of Company	Incorporation	Segment
Pentair Canada, Inc.	Canada	Water
Pentair DMP Corp.	United States	Other
Pentair Electronic Packaging Company	United States	Technical Products
Pentair Electronic Packaging de Mexico, S. de R.L de C.V	Mexico	Technical Products
Pentair Enclosures de Chile S.r.L.	Chile	Technical Products
Pentair Enclosures Group, Inc.	United States	Technical Products
Pentair Enclosures, Inc.	United States	Technical Products
Pentair Enclosures, S. de R.L. de C.V.	Mexico	Technical Products
Pentair Filtration, Inc.	United States	Water
Pentair France SARL	France	Water
Pentair Germany GmbH	Germany	Other
Pentair Global Sarl	Luxembourg	Other
Pentair Holdings S.a.r.l.	Luxembourg	Other
Pentair Housing LP	United States	Other
Pentair Housing, Inc.	United States	Other
Pentair International Sarl	Luxembourg	Other
Pentair International Sarl	Switzerland	Other
Pentair Janus Holdings	Bermuda	Other
Pentair Manufacturing Belgium BVBA	Belgium	Water
Pentair Manufacturing France S.A.S.	France	Water
Pentair Manufacturing Italy Srl	Italy	Water
Pentair Pacific Rim (Water) Limited	Hong Kong	Water
Pentair Pacific Rim, Ltd.	Hong Kong	Technical Products
Pentair Poland Sp.z.o.o.	Poland	Water
Pentair Pump Group Inc.	United States	Water
Pentair Qingdao Enclosure Company Ltd.	P.R.C.	Technical Products
Pentair Shenzhen Enclosure Company Ltd.	P.R.C.	Technical Products
Pentair Taunus Electrometalurgica Ltda	Brazil	Technical Products
Pentair Thailand, Inc.	Thailand	Water
Pentair Trading (Shanghai) Co. Ltd.	Shanghai	Water
Pentair Transport, Inc.	United States	Other
Pentair UK Group Limited	United Kingdom	Water
Pentair Verwaltungs GmbH & Co KG	Germany	Other
Pentair Water (Suzhou) Company Ltd.	P.R.C.	Water
Pentair Water Australia Pty Ltd	Australia	Water
Pentair Water Belgium B.V.B.A.	Belgium	Water
Pentair Water Europe s.r.l.	Italy	Water
Pentair Water Filtration France SAS	France	Water
Pentair Water Filtration Indiana, LLC	United States	Water
Pentair Water Filtration UK Limited	United Kingdom	Water
Pentair Water France SAS	France	Water
Pentair Water Germany GmbH	Germany	Water
Pentair Water Group, Inc.	United States	Water
Pentair Water India Private Limited	India	Water
Pentair Water Italy S.r.l.	Italy	Water
Pentair Water New Zealand Limited	New Zealand	Water
Pentair Water Pool and Spa, Inc.	United States	Water
Pentair Water South Africa (Proprietary) Limited	South Africa	Water
Pentair Water Spain, SL	Spain	Water
Pentair Water Treatment (OH) Company	United States	Water
Pentair Water Treatment Company	United States	Water
Pentair Water Treatment India Private Limited	India	Water
Pentair Water, LLC	United States	Water
Pentair Water-Mexico S. de R.L. de C.V.	Mexico	Water

Jurisdiction of
Name of Company	Incorporation	Segment
Penwald Insurance Company	United States	Other
PEP Central, Inc.	United States	Technical Products
PEP West, Inc.	United States	Technical Products
PFAM, Inc.	United States	Other
Porous Media Corporation	United States	Water
Porous Media Ltd.	United States	Water
Porter-Cable de Mexico S.A. de C.V.	Mexico	Other
PrsMd Texas LLC	United States	Water
PTG Accessories Group	United States	Other
Schroff GmbH	Germany	Technical Products
Schroff, Inc.	United States	Technical Products
Schroff K.K.	Japan	Technical Products
Schroff S.R.L.	Italy	Technical Products
Schroff SAS	France	Technical Products
Schroff Scandinavia AB	Sweden	Technical Products
Schroff U.K. Ltd.	United Kingdom	Technical Products
Seneca Enterprises Co.	United States	Water
Shaanxi Jieming Environmental Protection Equipment Co., Ltd.[1]	P.R.C.	Water
Shanghai Alberta Electronics Co., Ltd.	P.R.C.	Technical Products
Shanghai Shangjie Environment Equipment Co., Ltd.[1]	P.R.C.	Water
SHURflo International Limited	United Kingdom	Water
SHURflo Limited	United Kingdom	Water
SHURflo, LLC	United States	Water
Sta-Rite de Argentina, S.A.	Argentina	Water
Sta-Rite de Mexico S.A. de C.V.	Mexico	Water
Sta-Rite de Puerto Rico, Inc.	Puerto Rico	Water
Sta-Rite Industries, LLC	United States	Water
Surewood Acquisition Corporation	United States	Other
Tupelo Real Estate, LLC	United States	Other
Webster Electric Company, LLC	United States	Water
WICOR Canada Company	Nova Scotia	Water
WICOR Global Corp.	United States	Water
WICOR Industries (Australia) Pty. Ltd.	Australia	Water
Yabaida Electronic (Shenzhen) Co., Ltd.	P.R.C.	Technical Products
Yixing Jieming Shirun Environmental Protection Equipment Co., Ltd.[1]	P.R.C.	Water

(1)	– 70% owned

(2)	– 47% owned

(3)	– 50% owned